Exhibit 99.18


        (Text of graph posted to Ashland Inc.'s website concerning
                   U.S. Gulf Coast Asphalt Barge Prices)

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    ARGUS ASPHALT REPORT ((C), 2005 ARGUS MEDIA) U.S. GULF COAST ASPHALT
                               BARGE PRICES*

SOURCE: Argus Media

     Information concerning Argus may be accessed at www.argusonline.com. Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.


   Argus Asphalt Report U.S. Gulf Coast Asphalt Barge Prices ($, per Ton)


                                                                     '01-'05
              2001     2002     2003     2004     2005     2006    Avg by Month
             ------   ------   ------   ------   ------   ------   ------------
Jan           71.69    73.31   144.31   113.69   106.55   161.00      101.91
Feb           64.25    91.69   167.00   111.65   110.13   176.13      108.94
March         68.50   102.50   156.25   116.06   115.75   229.75      111.81
April         72.13   120.75   138.75   125.69   134.88   243.13      118.44
May           78.88   139.75   120.20   142.35   149.80   285.05      126.20
June          87.44   145.75   121.38   155.25   155.75   314.13      133.11
July          94.75   131.63   121.50   156.88   166.25   329.20      134.20
August       102.35   122.56   126.75   154.40   172.65               135.74
Sept         106.42   117.63   128.81   153.50   177.94               136.86
Oct          100.44   114.44   127.19   145.44   181.20               133.74
Nov           86.25    98.75   118.50   126.60   160.88               118.20
Dec           69.00    94.58   115.00   110.69   153.00               108.45
Annual Avg.   83.51   112.78   132.14   134.35   148.73   248.34      122.30

*Argus  Asphalt Report monthly liquid asphalt barge price averages for East
and  West  Gulf   Coast   f.o.b.   refinery   sources.   Prices   represent
non-polymerized AC-20 or PG 64-22 grade asphalt.

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